UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2020

Motors Liquidation Company GUC Trust

(Exact Name of Registrant as Specified in its charter)

Delaware	1-43	45-6194071
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

c/o Wilmington Trust Company, as trust administrator and trustee Attn: David A. Vanaskey Jr. Administrative Vice President Rodney Square North 1100 North Market Street Wilmington, Delaware		19890-1615
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (302) 636-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, including in its Quarterly Report on Form 10-Q for the nine months ended December 31, 2019, the Motors Liquidation Company GUC Trust (the “GUC Trust”) is involved in litigation concerning purported economic losses (the “Economic Loss Plaintiffs”), personal injuries and/or death (the “PIWD Plaintiffs”) suffered by certain lessees and owners of vehicles manufactured by General Motors Corporation (“Old GM”) prior to the sale of substantially all the assets of Old GM to NGMCO, Inc., n/k/a General Motors LLC (“New GM”). Certain of the Economic Loss and PIWD Plaintiffs have filed lawsuits against New GM, have filed motions seeking authority from the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) to file claims against the GUC Trust (the “Late Claims Motions”), and/or are members of a putative class covered by those actions.

As previously disclosed, including most recently on a Current Report on Form 8-K filed by the GUC Trust on April 23, 2018 (the “Economic Loss Settlement 8-K”), the GUC Trust, New GM and the Economic Loss Plaintiffs asserting economic loss claims on a class wide basis against both the GUC Trust and New GM executed a Settlement Agreement dated as of March 27, 2020 (the “Settlement Agreement”) to, among other things, resolve the Late Claims Motions filed by the Economic Loss Plaintiffs. On March 27, 2020, the GUC Trust filed a motion with the Bankruptcy Court seeking, among other things, approval of the Settlement Agreement (the “Settlement Approval Motion”) and on April 23, 2020 the Bankruptcy Court issued an order (the “Settlement Approval Order”) granting the Settlement Approval Motion and approving the GUC Trust’s entry into the Settlement Agreement. The Settlement Approval Order contemplated the addition of the Motors Liquidation Company Avoidance Action Trust (the “AAT”) to the Settlement Agreement pursuant to an amendment to the Settlement Agreement.

On May 1, 2020, the GUC Trust, New GM, the Economic Loss Plaintiffs and the AAT entered into an amended settlement agreement (the “Amended Settlement Agreement”). The Amended Settlement Agreement eliminates provisions in the Settlement Agreement related to preserving actions against the AAT and provides for a $2.2M settlement contribution from the AAT.

Also on May 1, 2020, the AAT filed a motion seeking Bankruptcy Court approval of its entry into the Amended Settlement Agreement The approval of the Bankruptcy Court is required for the Amended Settlement Agreement to be effective. The foregoing description of the amendments to the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended Settlement Agreement, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Amended Settlement Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTORS LIQUIDATION COMPANY GUC TRUST

By: Wilmington Trust Company, not in its individual capacity, but solely in its capacity as trust administrator and trustee of the Motors Liquidation Company GUC Trust

Date: May 5, 2020
	By:	/s/ David A. Vanaskey Jr.
	Name:	David A. Vanaskey Jr.
	Title:	Administrative Vice President of Wilmington Trust Company